                                                Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Fourth Quarter and Fiscal Year 2022 Results
•Fourth quarter fiscal 2022 results
◦Net sales $912 million
◦Diluted EPS $2.11, including non-cash charge of $0.18 related to impairment of the Skip Hop tradename; adjusted diluted EPS $2.29
•Fiscal year 2022 results
◦Net sales $3.2 billion
◦Diluted EPS $6.34; adjusted diluted EPS $6.90
•Returned $418 million to shareholders through share repurchases and dividends in fiscal 2022
•Fiscal year 2023 outlook1:
◦Net sales of $3.0 billion
◦Adjusted operating income of $350 million
◦Adjusted diluted EPS of $6.15
•Board of Directors declares quarterly dividend of $0.75 per share
ATLANTA, February 24, 2023 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer of young children’s apparel in North America, today reported its fourth quarter and fiscal 2022 results.
“We saw stronger than expected demand for our brands in the final months of the year which enabled Carter’s to achieve its fourth quarter sales and earnings objectives,” said Michael D. Casey, Chairman and Chief Executive Officer.
“Our supply chain performance improved meaningfully in the second half of 2022, enabling a stronger product offering for holiday shoppers and better on-time deliveries of our new Spring product offerings.
“Despite a very promotional market, we improved price realization in the fourth quarter which, together with lower spending and better inventory results, drove higher than expected cash flow.
1 Refer to “Business Outlook” section of this release for additional information regarding reconciliations of forward-looking non-GAAP financial measures.

“In 2023, we expect inflation will continue to weigh on consumers, especially families with young children. Given the slowdown in consumer demand in 2022, most of our wholesale customers are planning inventory commitments very conservatively in the first half this year, and we plan to do so as well.
“Assuming continued moderation in inflation and improvement in market conditions, we expect that the trend in demand for our brands will improve beginning in the second half this year. Based on a favorable trend in product costs and ocean freight rates, we also expect to see growth in profitability in the second half.
“Carter’s has the broadest distribution of young children’s apparel in North America, selling our brands through nearly 20,000 store locations and on the most successful online platforms, including Amazon, Target, Walmart, Kohl’s and Macy’s.
“No other Company has the scope and depth of relationships that Carter’s has built with the most successful retailers of young children’s apparel. Carter’s is also the largest specialty retailer of children’s apparel with nearly 1,000 stores in North America and multi-brand websites which we believe provide the best value and experience in young children’s apparel. We believe Carter’s is well-positioned to gain share and benefit from the market recovery in the years ahead.”
Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s core performance. These measures are presented for informational purposes only. See “Reconciliation of Adjusted Results to GAAP” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Fourth Fiscal Quarter
	2022				2021
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$109.5	12.0%	$80.2	$2.11	$138.0	13.0%	$97.0	$2.31
Intangible asset impairment	9.0		6.9	0.18	—		—	—
COVID-19 expenses	—		—	—	0.4		0.3	0.01
Retail store operating leases and other long-lived asset impairments, net	—		—	—	(0.4)		(0.3)	(0.01)
Restructuring costs	—		—	—	(0.1)		(0.1)	—
As adjusted	$118.5	13.0%	$87.0	$2.29	$137.9	13.0%	$96.9	$2.31

	Fiscal Year
	2022				2021
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$379.2	11.8%	$250.0	$6.34	$497.1	14.3%	$339.7	$7.81
Loss on extinguishment of debt	—		15.2	0.38	—		—	—
Intangible asset impairment	9.0		6.9	0.17	—		—	—
COVID-19 expenses	—		—	—	3.9		3.0	0.07
Restructuring costs	—		—	—	2.4		1.8	0.04
Retail store operating leases and other long-lived asset impairments, net	—		—	—	(2.6)		(2.0)	(0.05)
As adjusted	$388.2	12.1%	$272.0	$6.90	$500.8	14.4%	$342.5	$7.87
Note: Results may not be additive due to rounding.
Consolidated Results
Fourth Quarter of Fiscal 2022 compared to Fourth Quarter of Fiscal 2021
Consolidated net sales decreased $150.0 million, or 14.1%, to $912.1 million, driven by declines in the Company’s U.S. Retail, U.S. Wholesale, and International segments of 12.7%, 17.8%, and 12.0%, respectively. These declines reflect the significant impact inflation has had on demand from consumers and wholesale customers. U.S. Retail comparable net sales declined 12.9%. Changes in foreign currency exchange rates used for translation in the fourth quarter fiscal 2022, as compared to the fourth quarter of fiscal 2021, had an unfavorable effect on consolidated net sales of approximately $5.8 million, or 0.5%.
Operating income decreased $28.4 million, or 20.6%, to $109.5 million, compared to $138.0 million in the fourth quarter of fiscal 2021. Fourth quarter fiscal 2022 results include a non-cash, pre-tax charge of $9.0 million related to the write-down of the Skip Hop tradename asset recorded at the time of the acquisition of the Skip Hop business in February 2017. The reduction in the value of this intangible asset reflects lower projected sales and earnings for Skip Hop. Operating margin decreased 100 basis points to 12.0%, principally reflecting fixed cost deleverage on lower sales, the Skip Hop tradename impairment, and higher ocean freight rates, partially offset by lower performance-based compensation provisions and lower air freight expenses.

Adjusted operating income (a non-GAAP measure) decreased $19.3 million, or 14.0%, to $118.5 million, compared to $137.9 million in the fourth quarter of fiscal 2021. Adjusted operating margin was comparable to the prior year at 13.0%, principally reflecting lower performance-based compensation provisions and lower air freight expense, offset by fixed cost deleverage on lower sales and higher ocean freight rates.
Net income decreased $16.8 million, or 17.3%, to $80.2 million, compared to $97.0 million in the fourth quarter of fiscal 2021. Diluted earnings per share decreased 8.7% to $2.11, compared to $2.31 in the prior year period. Fourth quarter 2022 results include a non-cash, after-tax charge of $6.9 million related to the write-down of the Skip Hop tradename.
Adjusted net income (a non-GAAP measure) decreased $9.9 million, or 10.2%, to $87.0 million, compared to $96.9 million in the fourth quarter of fiscal 2021. Adjusted diluted earnings per share (a non-GAAP measure) decreased 0.9% to $2.29, compared to $2.31 in the fourth quarter of fiscal 2021.
Fiscal Year 2022 compared to Fiscal Year 2021
Consolidated net sales decreased $273.7 million, or 7.9%, to $3.2 billion. U.S. Retail net sales declined 11.5%, reflecting inflationary pressures driving lower consumer demand and the comparison to the prior year period, which benefited from significant and unprecedented government stimulus payments made to consumers in response to the pandemic. U.S. Retail comparable net sales declined 10.1%. U.S. Wholesale and International net sales declined 4.1%, and 1.9%, respectively. Changes in foreign currency exchange rates used for translation in fiscal 2022, as compared to fiscal 2021, had an unfavorable effect on consolidated net sales of approximately $11.2 million, or 0.3%.
Operating income in fiscal 2022 decreased $117.9 million, or 23.7%, to $379.2 million, compared to $497.1 million in fiscal 2021. Fiscal 2022 results include a non-cash, pre-tax charge of $9.0 million related to the write-down of the Skip Hop tradename. Operating margin decreased 250 basis points to 11.8%, principally reflecting higher ocean freight rates, fixed cost deleverage on lower sales, increased inventory provisions, and the Skip Hop tradename impairment, partially offset by lower performance-based compensation provisions, the benefit of closing low-margin stores, and lower air freight expenses.
Adjusted operating income (a non-GAAP measure) decreased $112.6 million, or 22.5% to $388.2 million, compared to $500.8 million in fiscal 2021. Adjusted operating margin decreased 230 basis points to 12.1%, principally reflecting higher ocean freight rates, fixed cost deleverage on lower sales, and increased inventory provisions, partially offset by lower performance-based compensation provisions, the benefit of closing low-margin stores, and lower air freight expenses.

Net income in fiscal 2022 decreased $89.7 million, or 26.4%, to $250.0 million, compared to $339.7 million in fiscal 2021. Diluted earnings per share decreased 18.8% to $6.34, compared to $7.81 in fiscal 2021. Fiscal 2022 results include a non-cash, after-tax charge of $6.9 million related to the write-down of the Skip Hop tradename.
Adjusted net income (a non-GAAP measure) decreased $70.4 million, or 20.6%, to $272.0 million compared to $342.5 million in fiscal 2021. Adjusted earnings per diluted share (a non-GAAP measure) decreased 12.3% to $6.90, compared to $7.87 in fiscal 2021.
Net cash provided by operations in fiscal 2022 was $88.4 million compared to $268.3 million in fiscal 2021. The decline primarily reflected lower earnings, growth in inventory, and the timing of vendor payments.
See the “Business Segment Results” and “Reconciliation of Adjusted Results to GAAP” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Return of Capital
In the fourth quarter and fiscal 2022, the Company returned to shareholders a total of $86.5 million and $417.8 million, respectively, through share repurchases and cash dividends as described below.
•Share repurchases: During the fourth quarter of fiscal 2022, the Company repurchased and retired 0.8 million shares of its common stock for $57.9 million at an average price of $71.97 per share. During fiscal 2022, the Company repurchased and retired 3.7 million shares for $299.7 million at an average price of $79.97 per share. These share repurchases in fiscal 2022 represented approximately 9.1% of common shares outstanding as of the beginning of fiscal year 2022. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of December 31, 2022, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $749.5 million.
•Dividends: During the fourth quarter of fiscal 2022, the Company paid a cash dividend of $0.75 per common share totaling $28.6 million. In fiscal 2022, the Company paid quarterly cash dividends of $0.75 per common share each quarter totaling $118.1 million.
On February 23, 2023, the Company’s Board of Directors approved a quarterly cash dividend of $0.75 per share, for payment on March 17, 2023, to shareholders of record at the close of business on March 7, 2023.

From the beginning of fiscal 2007 through fiscal 2022, the Company has returned a total of $2.9 billion to shareholders through share repurchases and dividends.
The Company’s Board of Directors will evaluate future distributions of capital, including dividends and share repurchases, based on a number of factors, including business conditions, the Company’s financial performance, and other considerations.
Business Outlook
We do not reconcile forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations that are not within our control due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
For fiscal year 2023, the Company expects approximately:
•$3.0 billion in net sales
•$350 million in adjusted operating income (compared to $388.2 million in fiscal 2022);
•$6.15 in adjusted diluted earnings per share (compared to $6.90 in fiscal 2022);
•Operating cash flow of over $300 million; and
•Capital expenditures of approximately $75 million.
Our forecast for fiscal year 2023 assumes:
•Continued inflationary pressure on consumer demand and cautious inventory commitments by wholesale customers;
•Stronger second half performance as trends in sales, inbound freight, and product costs moderate;
•Gross margin expansion, driven by improved price realization and lower costs;
•Comparable SG&A;
•Higher interest expense and effective tax rate; and
•Continued return of capital initiatives.
For the first quarter of fiscal 2023, the Company expects approximately:
•$630 million to $650 million in net sales;
•$30 million to $40 million in adjusted operating income (compared to $102.6 million in the first quarter of fiscal 2022); and

•$0.35 to $0.55 in adjusted diluted earnings per share (compared to $1.66 in the first quarter of fiscal 2022).
Our forecast for the first quarter of fiscal 2023 assumes:
•Continued inflationary pressure on consumer demand and cautious inventory commitments by wholesale customers;
•Improved gross margin, reflecting better price realization and channel mix;
•SG&A rate deleverage on lower sales;
•Lower interest expense;
•Comparable effective tax rate; and
•Lower average number of shares outstanding.
Our forecasts for fiscal year 2023 and the first quarter of fiscal 2023 exclude anticipated charges of approximately $5 million to $7 million related to organizational restructurings and office space consolidation.
Conference Call
The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2022 results and its business outlook on February 24, 2023 at 8:30 a.m. Eastern Standard Time. To listen to a live webcast and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” To access the call by phone, please preregister on https://register.vevent.com/register/BId2837bea99604ffea4de55f21e4b4cae to receive your dial-in number and unique passcode.
A webcast replay will be available shortly after the conclusion of the call at ir.carters.com.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer of young children’s apparel in North America. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Little Planet, a brand focused on organic fabrics and sustainable materials, and Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future results and performance, including statements with respect to the potential effects of macroeconomic conditions, the COVID-19 pandemic, inflationary pressures, the impact of supply chain delays, and the Company’s future outlook, financial results, liquidity, strategy, financings, and investments. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the COVID-19 pandemic and macroeconomic factors, including inflationary pressures; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain, including increased transportation and freight costs; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarter ended		For the fiscal year ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net sales	$912,129	$1,062,093	$3,212,733	$3,486,440
Cost of goods sold	495,108	569,223	1,735,910	1,832,045
Adverse purchase commitments (inventory and raw materials), net	1,472	44	4,465	(7,879)
Gross profit	415,549	492,826	1,472,358	1,662,274
Royalty income, net	5,471	6,131	25,820	28,681
Selling, general, and administrative expenses	302,473	360,987	1,110,007	1,193,876
Intangible asset impairment	9,000	—	9,000	—
Operating income	109,547	137,970	379,171	497,079
Interest expense	9,285	14,455	42,781	60,294
Interest income	(394)	(335)	(1,261)	(1,096)
Other (income) expense, net	200	387	975	(409)
Loss on extinguishment of debt	—	—	19,940	—
Income before income taxes	100,456	123,463	316,736	438,290
Income tax provision	20,277	26,490	66,698	98,542
Net income	$80,179	$96,973	$250,038	$339,748

Basic net income per common share	$2.11	$2.32	$6.34	$7.83
Diluted net income per common share	$2.11	$2.31	$6.34	$7.81
Dividend declared and paid per common share	$0.75	$0.60	$3.00	$1.40

CARTER’S, INC.
CONDENSED BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarter ended				For the fiscal year ended
	December 31, 2022	% of total sales	January 1, 2022	% of total sales	December 31, 2022	% of total sales	January 1, 2022	% of total sales
Net sales:
U.S. Retail	$526,495	57.7%	$602,857	56.8%	$1,680,159	52.3%	$1,899,262	54.5%
U.S. Wholesale	260,699	28.6%	317,228	29.9%	1,080,471	33.6%	1,126,415	32.3%
International	124,935	13.7%	142,008	13.3%	452,103	14.1%	460,763	13.2%
Total consolidated net sales	$912,129	100.0%	$1,062,093	100.0%	$3,212,733	100.0%	$3,486,440	100.0%

Operating income:		Operating margin		Operating margin		Operating margin		Operating margin
U.S. Retail	$89,240	16.9%	$117,470	19.5%	$252,497	15.0%	$368,221	19.4%
U.S. Wholesale	27,571	10.6%	44,645	14.1%	161,659	15.0%	195,369	17.3%
International	16,953	13.6%	22,311	15.7%	56,617	12.5%	63,806	13.8%
Corporate expenses (*)	(24,217)	n/a	(46,456)	n/a	(91,602)	n/a	(130,317)	n/a
Total operating income	$109,547	12.0%	$137,970	13.0%	$379,171	11.8%	$497,079	14.3%

(*)Unallocated corporate expenses include corporate overhead expenses that are not directly attributable to one of our business segments and include unallocated accounting, finance, legal, human resources, and information technology expenses, occupancy costs for our corporate headquarters, and other benefit and compensation programs, including performance-based compensation.

(dollars in millions)	Fiscal quarter ended December 31, 2022			Fiscal year ended December 31, 2022
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Skip Hop tradename impairment charge	$0.4	$5.6	$3.0	$0.4	$5.6	$3.0

(dollars in millions)	Fiscal quarter ended January 1, 2022			Fiscal year ended January 1, 2022
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Restructuring costs (1)	$—	$—	$—	$(0.6)	$0.1	$2.3
Incremental costs associated with COVID-19 pandemic	0.2	0.2	—	2.0	1.7	0.2
Retail store operating leases and other long-lived asset impairments, net of gain	(0.4)	—	—	(2.6)	—	—
Total charges (2)	$(0.2)	$0.2	$—	$(1.2)	$1.8	$2.5

(1)The fiscal quarter and fiscal year ended January 1, 2022 also includes corporate benefit related to organizational restructuring of $0.1 million and corporate charges related to organizational restructuring of $0.7 million, respectively.
(2)Total charges for the fiscal year ended January 1, 2022 exclude a customer bankruptcy recovery of $38,000.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	December 31, 2022	January 1, 2022
ASSETS
Current assets:
Cash and cash equivalents	$211,748	$984,294
Accounts receivable, net of allowance for credit losses of $7,189 and $7,281, respectively	198,587	231,354
Finished goods inventories	744,573	647,742
Prepaid expenses and other current assets(*)	33,812	36,332
Total current assets	1,188,720	1,899,722
Property, plant, and equipment, net	189,822	216,004
Operating lease assets	492,335	487,748
Tradenames, net	298,393	307,643
Goodwill	209,333	212,023
Customer relationships, net	30,564	33,969
Other assets	30,548	30,889
Total assets	$2,439,715	$3,187,998

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$264,078	$407,044
Current operating lease liabilities(*)	142,432	133,738
Other current liabilities	122,439	176,449
Total current liabilities	528,949	717,231
Long-term debt, net	616,624	991,370
Deferred income taxes	41,235	40,910
Long-term operating lease liabilities	421,741	441,861
Other long-term liabilities	34,757	46,440
Total liabilities	$1,643,306	$2,237,812

Shareholders’ equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at December 31, 2022 and January 1, 2022	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 37,692,132 and 41,148,870 shares issued and outstanding at December 31, 2022 and January 1, 2022, respectively	377	411
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(34,338)	(28,897)
Retained earnings	830,370	978,672
Total shareholders’ equity	796,409	950,186
Total liabilities and shareholders’ equity	$2,439,715	$3,187,998
(*)Prepaid expense and other current assets and current operating lease liabilities as of January 1, 2022 were revised to reflect the presentation for payments of rent before payment due date of $13.8 million.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousand)
(unaudited)

	For the fiscal year ended
	December 31, 2022	January 1, 2022
Cash flows from operating activities:
Net income	$250,038	$339,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	61,543	90,378
Amortization of intangible assets	3,733	3,730
Provisions for excess and obsolete inventory, net	5,039	4,042
Intangible asset impairments	9,000	—
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	372	213
Amortization of debt issuance costs	1,950	3,052
Stock-based compensation expense	21,879	21,029
Unrealized foreign currency exchange (gain) loss, net	(78)	371
Provisions for doubtful accounts receivable from customers	75	1,345
Loss on extinguishment of debt	19,940	—
Unrealized loss (gain) on investments	2,475	(2,279)
Deferred income tax benefit	(740)	(13,532)
Other	919	—
Effect of changes in operating assets and liabilities:
Accounts receivable	32,683	(46,480)
Finished goods inventories	(106,763)	(52,914)
Prepaid expenses and other assets (*)	14,897	20,665
Accounts payable and other liabilities (*)	(228,601)	(101,110)
Net cash provided by operating activities	$88,361	$268,258
Cash flows from investing activities:
Capital expenditures	$(40,364)	$(37,442)
Proceeds from sale of investments	—	5,000
Net cash used in investing activities	$(40,364)	$(32,442)
Cash flows from financing activities:
Payment of senior notes due 2025	$(500,000)	$—
Premiums paid to extinguish debt	(15,678)	—
Payments of debt issuance costs	(2,420)	(223)
Borrowings under secured revolving credit facility	240,000	—
Payments on secured revolving credit facility	(120,000)	—
Repurchase of common stock	(299,667)	(299,339)
Dividends paid	(118,113)	(60,124)
Withholdings from vesting of restricted stock	(6,930)	(4,019)
Proceeds from exercise of stock options	4,457	10,995
Other	(919)	—
Net cash used in financing activities	$(819,270)	$(352,710)

Net effect of exchange rate changes on cash	(1,273)	(1,135)
Net decrease in cash and cash equivalents	$(772,546)	$(118,029)
Cash and cash equivalents, beginning of fiscal year	984,294	1,102,323
Cash and cash equivalents, end of fiscal year	$211,748	$984,294
(*)Cash flows for the fiscal year ended January 1, 2022 were revised to reflect the presentation for payments of rent before payment due date of $13.8 million.

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended December 31, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$415.5	45.6%	$302.5	33.2%	$109.5	12.0%	$20.3	$80.2	$2.11
Intangible asset impairment (b)	—		—		9.0		2.1	6.9	0.18
As adjusted (a)	$415.5	45.6%	$302.5	33.2%	$118.5	13.0%	$22.4	$87.0	$2.29

	Fiscal year ended December 31, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,472.4	45.8%	$1,110.0	34.6%	$379.2	11.8%	$66.7	$250.0	$6.34
Loss on extinguishment of debt (c)	—		—		—		4.8	15.2	0.38
Intangible asset impairment (b)	—		—		9.0		2.1	6.9	0.17
As adjusted (a)	$1,472.4	45.8%	$1,110.0	34.6%	$388.2	12.1%	$73.6	$272.0	$6.90

	Fiscal quarter ended January 1, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$492.8	46.4%	$361.0	34.0%	$138.0	13.0%	$26.5	$97.0	$2.31
Retail store operating leases and other long-lived asset impairments, net of gain	—		0.4		(0.4)		(0.1)	(0.3)	(0.01)
Restructuring costs (d)	—		0.1		(0.1)		—	(0.1)	—
COVID-19 expenses (e)	—		(0.4)		0.4		0.1	0.3	0.01
As adjusted (a)	$492.8	46.4%	$361.1	34.0%	$137.9	13.0%	$26.5	$96.9	$2.31

	Fiscal year ended January 1, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,662.3	47.7%	$1,193.9	34.2%	$497.1	14.3%	$98.5	$339.7	$7.81
Retail store operating leases and other long-lived asset impairments, net of gain	—		2.6		(2.6)		(0.6)	(2.0)	(0.05)
COVID-19 expenses (e)	—		(3.9)		3.9		1.0	3.0	0.07
Restructuring costs (d)	—		(2.4)		2.4		0.6	1.8	0.04
As adjusted (a) (f)	$1,662.3	47.7%	$1,190.2	34.1%	$500.8	14.4%	$99.5	$342.5	$7.87

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income, income taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. These measures are used by the Company's executive management to assess the Company's performance. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Related to the write-down of the Skip Hop tradename asset.
(c)Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(e)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(f)Adjusted results exclude a customer bankruptcy recovery of $38,000.
Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	For the fiscal quarter ended		For the fiscal year ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	37,453,066	41,335,042	38,822,737	42,853,009
Dilutive effect of equity awards	11,001	136,992	27,908	149,619
Diluted number of common and common equivalent shares outstanding	37,464,067	41,472,034	38,850,645	43,002,628

As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$80,179	$96,973	$250,038	$339,748
Income allocated to participating securities	(1,251)	(1,203)	(3,714)	(4,113)
Net income available to common shareholders	$78,928	$95,770	$246,324	$335,635
Basic net income per common share	$2.11	$2.32	$6.34	$7.83
Diluted net income per common share:
Net income	$80,179	$96,973	$250,038	$339,748
Income allocated to participating securities	(1,251)	(1,200)	(3,712)	(4,102)
Net income available to common shareholders	$78,928	$95,773	$246,326	$335,646
Diluted net income per common share	$2.11	$2.31	$6.34	$7.81
As adjusted (a):
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$87,039	$96,896	$272,049	$342,475
Income allocated to participating securities	(1,362)	(1,201)	(4,056)	(4,147)
Net income available to common shareholders	$85,677	$95,695	$267,993	$338,328
Basic net income per common share	$2.29	$2.32	$6.90	$7.90
Diluted net income per common share:
Net income	$87,039	$96,896	$272,049	$342,475
Income allocated to participating securities	(1,362)	(1,198)	(4,055)	(4,135)
Net income available to common shareholders	$85,677	$95,698	$267,994	$338,340
Diluted net income per common share	$2.29	$2.31	$6.90	$7.87

(a) In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments presented above. The Company excluded approximately $6.9 million and $22.0 million in after-tax expenses from these results for the quarter and fiscal year ended December 31, 2022, respectively. The Company excluded approximately $(0.1) million and $2.7 million in after-tax (benefits) expenses from these results for the quarter and fiscal year ended January 1, 2022, respectively.

RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(unaudited)

The following table provides a reconciliation of EBITDA and Adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Fiscal year ended
(dollars in millions)	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net income	$80.2	$97.0	$250.0	$339.7
Interest expense	9.3	14.5	42.8	60.3
Interest income	(0.4)	(0.3)	(1.3)	(1.1)
Tax expense	20.3	26.5	66.7	98.5
Depreciation and amortization	16.5	26.0	65.3	94.1
EBITDA	$125.8	$163.6	$423.5	$591.6

Adjustments to EBITDA
Intangible asset impairment (a)	$9.0	$—	$9.0	$—
Loss on extinguishment of debt (b)	—	—	19.9	—
COVID-19 expenses (c)	—	0.4	—	3.9
Restructuring costs (d)	—	(0.1)	—	1.2
Retail store operating leases and other long-lived asset impairments, net of gain	—	(0.4)	—	(2.6)
Total adjustments	9.0	(0.1)	28.9	2.5
Adjusted EBITDA (e)	$134.8	$163.5	$452.5	$594.1

(a)Related to the write-down of the Skip Hop tradename asset.
(b)Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
(c)Net expenses incurred due to the COVID-19 pandemic.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for the fiscal year ended January 1, 2022 exclude $1.2 million of depreciation expense that is included in the corresponding depreciation and amortization line item.
(e)Adjusted EBITDA for the fiscal year ended January 1, 2022 excludes a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (e) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. These measures are used by the Company's executive management to assess the Company's performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The tables below reflect the calculation of constant currency for total net sales of the International segment and consolidated net sales for the fiscal quarter and fiscal year ended December 31, 2022:

	Fiscal quarter ended
	Reported Net Sales December 31, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales December 31, 2022	Reported Net Sales January 1, 2022	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$912.1	$(5.8)	$917.9	$1,062.1	(14.1)%	(13.6)%
International segment net sales	$124.9	$(5.8)	$130.7	$142.0	(12.0)%	(7.9)%

	Fiscal year ended
	Reported Net Sales December 31, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales December 31, 2022	Reported Net Sales January 1, 2022	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$3,212.7	$(11.2)	$3,223.9	$3,486.4	(7.9)%	(7.5)%
International segment net sales	$452.1	$(11.2)	$463.3	$460.8	(1.9)%	0.6%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.
Note: Results may not be additive due to rounding.